===============================================================================

===============================================================================



                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                 Form 8-K/A

                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

                             FEBRUARY 10, 1997
                              (Date of Report)

                           COTELLIGENT GROUP, INC.
           (Exact name of registrant as specified in its charter)


                               AMENDMENT NO. 1

  The registrant hereby amends Form 8-K dated December 11, 1996 as set forth in the pages attached hereto. The filing of this report occurs within 60 days after the date of application for extension of time to file.



    DELAWARE                  0-25372                      94-3173918

(State or other     (Commission File Number)             (IRS Employer
jurisdiction of                                         Identification No.)
 incorporation)


  101 California Street, Suite 2050
      San Francisco, California                                94111
(address of principal executive offices)                      (Zip Code)

                              (415) 439-6400
          (Registrant's telephone number, including area code)

                                   N/A

              (Former name, former address and former fiscal year,
                     if changed since last report)



-------------------------------------------------------------------------------




                                        COTELLIGENT GROUP, INC. FORM 8-K/A

                                                       INDEX

                                                                                                           Page
        Item 7 - Financial Statements and Exhibits
          COTELLIGENT GROUP, INC.
          Pro forma Balance Sheet as of September 30, 1996                                                   4
          Pro Forma Consolidated Statement of Operations for the Year Ended March 31, 1994 (Unaudited)       5
          Pro Forma Consolidated Statement of Operations for the Year Ended March 31, 1995 (Unaudited).....  6
          Pro Forma Consolidated Statement of Operations for the Year Ended March 31, 1996 (Unaudited)       7
          Pro Forma Consolidated Statement of Operations for the Six Months Ended September  30, 1995
              (Unaudited)..................................................................................  8
          Pro Forma Consolidated Statement of Operations for the Six Months Ended September 30, 1996
              (Unaudited)..................................................................................  9
          Notes to Restated and Pro Forma Consolidated Statements of Operations............................  10

          PITTSBURGH BUSINESS CONSULTANTS
          Report of Price Waterhouse LLP, Independent  Accountants.........................................  11
          Balance Sheet at December 31, 1995 and September 30, 1996  (Unaudited)...........................  12
          Statement of Operations for the Year Ended December 31, 1995 and for the Nine Months
              Ended September 30, 1996 (Unaudited).........................................................  13
          Statement of Stockholder's Equity for the Year Ended December 31, 1995 and
              for the Nine Months Ended September 30, 1996  (Unaudited)....................................  14
          Statement of Cash Flows for the Year Ended December 31, 1995 and for the Nine Months
              Ended September 30, 1996  (Unaudited)........................................................  15
          Notes to Financial Statements....................................................................  16

          Signatures.......................................................................................  21


                     COTELLIGENT GROUP, INC.

           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)


         Cotelligent Group, Inc. ("Cotelligent" or the "Company") was formed to acquire, own and operate software professional service businesses specializing in computer consulting and contract programming. On February 20, 1996, Cotelligent merged with four companies: Financial Data Systems, Inc. ("FDSI"), BFR Co., Inc. ("BFR"), Data Arts & Sciences, Inc. ("DASI") and Chamberlain Associates, Inc. ("CAI"), collectively the Founding Companies. All outstanding shares of the Founding Companies' capital stock was converted into shares of Cotelligent's Common Stock concurrently with the consummation of an initial public offering (the "Offering") of Cotelligent Common Stock.

         On June 28, 1996 Cotelligent acquired ESP Software Services, Inc. ("ESP") and INNOVA Solutions Inc. ("ISI") and on September 30, 1996 Cotelligent acquired JasTech, Inc. and JasTech of Florida, Inc. ("JTI") (collectively the "Pooled Companies") in business combinations accounted for under the pooling-of-interests method. Accordingly, the historical financial statements of Cotelligent have been restated in accordance with generally accepted accounting principles to present the financial data as if Cotelligent and the Pooled Companies had always been members of the same operating group.

         Additionally, on November 27, 1996 Cotelligent acquired Pittsburgh Business Consultants, Inc. ("PBC") in a business combination to be accounted for as a pooling-of-interests.

         The pro forma consolidated statements of operations for the year ended March 31, 1996 and the six months ended September 30, 1996 give effect to the acquisitions of the Founding Companies and Pittsburgh Business Consultants, Inc. as if these acquisitions were made on April 1, 1995. Additionally, the pro forma consolidated statements reflect adjustments for the acquisitions of the Pooled Companies, PBC and the Founding Companies including elimination of the results of operations of a PBC consulting division ("MCS") which was discontinued, compensation differentials to employees and former owners of the Founding Companies, PBC and the Pooled Companies, the planned termination of contributions to retirement plans, incremental selling, general and administrative costs of the corporate activities of Cotelligent, one-time, non-recurring acquisition costs related to the Pooled Companies and adjustments to reflect income taxes as if the entities were combined and subject to the effective federal and state statutory rates for the combined entity throughout the periods presented.

         The pro forma consolidated statements of operations for the years ended March 31, 1995 and 1994 give effect to the acquisition of Pittsburgh Business
Consultants,    Inc.,   a   business    combination    accounted    for   as  a
pooling-of-interests   consummated  on  November  27,  1996.  Financial
information of PBC for the years ended December 31, 1993, 1994 and 1995 have been combined with the financial information of the Company for the years ended March 31, 1994, 1995 and 1996, respetively. Additionally, the consolidated statements reflect the elimination of the results of operations of MCS, the discontinued division, and adjustments for compensation differentials to former owners and the planned termination of contributions to employee benefit plans of PBC.

         The pro forma consolidated balance sheet also gives effect to the acquisition of PBC in the pooling-of-interests business combination consummated on November 27, 1996.

                      COTELLIGENT GROUP, INC.

                      PRO FORMA BALANCE SHEET
                        SEPTEMBER 30, 1996
                          (In Thousands)
                            (Unaudited)

                                                                  Pittsburgh
                                              Cotelligent          Business           Pro Forma
                                              Group, Inc.         Consultants        Adjustments           Combined
                                             ---------------    ----------------    ---------------     --------------
ASSETS
Current assets:
   Cash and cash equivalents............        $   9,987        $         24                             $   10,011
   Accounts receivable, net............            16,823               3,532                                 20,355
   Notes receivable from stockholders...               38                  -                                      38
   Notes receivable.....................              -                    47                                     47
   Deferred income taxes................              337                  -                                     337
   Prepaid expenses and other current
     assets.............................              952                  82                                  1,034
                                             ---------------    ----------------    ---------------     --------------
     Total current assets...............           28,137               3,658                                 31,882
                                             ---------------    ----------------    ---------------     --------------
Property and equipment, net.............            2,469                 296                                  2,765
Deferred income taxes...................              188                  -                                     188
Other assets............................              126                  -                                     126
                                             ---------------    ----------------    ---------------     --------------
     Total current assets                    $     30,920        $      3,981                             $   34,901
                                             ===============    ================    ===============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term debt......................     $      1,608        $      1,204                             $    2,812
   Accounts payable.....................            1,617                 289                                  1,906
   Accrued compensation and related
     payroll liabilities................            4,377               1,393                                  5,770
   Due to related parties...............              100                 165                                    265
   Income taxes payable.................              771                  -                                     771
   Deferred income taxes................              821                  -                                     821
   Other accrued liabilities............            1,487                 210                                  1,697
                                             ---------------    ----------------    ---------------     --------------
     Total current liabilities..........           10,781                3,261                                14,042
                                             ---------------    ----------------    ---------------     --------------
Long-term debt..........................              216                  -                                     216
Deferred income taxes...................               20                  -                                      20
Other long-term liabilities.............              341                  -                                     341
                                             ---------------    ----------------    ---------------     --------------
     Total liabilities..................           11,358                3,261                                14,619
                                             ---------------    ----------------    ---------------     --------------

Commitment and contingencies                            -                  -                                      -

Stockholders' equity:
   Common stock.........................               80                   10                 2    (a)           92
   Additional paid-in capital...........           18,006                  146                82    (a)       18,327
   Treasury stock.......................              -                   (371)              371    (a)           -
   Retained earnings....................            1,476                  935              (455)   (a)        1,956
                                             ---------------    ----------------    ---------------     --------------
     Total stockholders' equity.........           19,562                  720                  0             20,282
                                             ---------------    ----------------    ---------------     --------------
     Total liabilities and stockholders'
       equity                                $     30,920        $       3,981       $          0       $     34,901
                                             ===============    ================    ===============     ==============

                   The accompanying notes are an integral part
                           of these financial statements.

                           COTELLIGENT GROUP, INC.

                      PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED MARCH 31, 1994
                                 (In Thousands)
                                   (Unaudited)

                                          March 31,
                                             1994             Pittsburgh
                                         Cotelligent           Business           Pro Forma
                                         Group, Inc.         Consultants         Adjustments           Pro Forma
                                         --------------    -----------------    ---------------     ---------------
Revenues............................      $   15,914        $       10,765       $    (1,324)   (f)  $      25,355
Cost of services....................          10,249                 6,793              (777)   (f)         16,265
                                         --------------    -----------------    ---------------     ---------------
Gross margin........................           5,665                 3,972              (547)                9,090
Selling, general and administrative                                                     (537)   (g)
  expense...........................           5,021                 3,183              (320)   (f)          7,347
                                         --------------    -----------------    ---------------     ---------------
Operating income....................             644                   789               310                 1,743
Other expense (income):
   Interest expense (income), net...              70                    16               -                      86
   Other (income)...................             (11)                   (1)              -                     (12)
                                         --------------    -----------------    ---------------     ---------------
     Total other expense (income)...              59                    15               -                      74
                                         --------------    -----------------    ---------------     ---------------
Income before income taxes..........             585                   774               310                 1,669
Provision for income taxes..........             162                     0               506    (h)            668
                                         ==============    =================    ===============     ===============
Net income (loss)...................      $      423        $          774        $     (196)        $       1,001
                                         ==============    =================    ===============     ===============























       The  accompanying  notes  are  an  integral  part  of  these financial statements.

                     COTELLIGENT GROUP, INC.

                PRO FORMA STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED MARCH 31, 1995
                           (In Thousands)
                             (Unaudited)


                                          March 31,
                                             1995             Pittsburgh
                                         Cotelligent           Business           Pro Forma
                                         Group, Inc.         Consultants         Adjustments          Pro Forma
                                         --------------    -----------------    ---------------    ----------------
Revenues............................      $   17,480        $       15,784       $    (3,121)   (f) $       30,143
Cost of services....................          12,163                10,458            (1,958)   (f)         20,663
                                         --------------    -----------------    ---------------    ----------------
Gross margin........................           5,317                 5,326            (1,163)                9,480
Selling, general and administrative                                                     (517)   (f)
  expense...........................           5,799                 4,652              (711)                9,223
                                         --------------    -----------------    ---------------    ----------------
Operating income....................            (482)                  674                65                   257
Other expense (income):
   Interest expense (income), net...              76                    28               -                     104
   Other (income)...................             (12)                  -                 -                     (12)
                                         --------------    -----------------    ---------------    ----------------
     Total other expense (income)...              64                    28               -                      92
                                         --------------    -----------------    ---------------    ----------------
Income before income taxes..........            (546)                  646                65                   165
Provision for income taxes..........             (77)                    0               143                    66
                                         ==============    =================    ===============    ================
Net income (loss)...................      $     (469)       $          646       $       (78)   (h)  $          99
                                         ==============    =================    ===============    ================























         The  accompanying  notes  are  an  integral  part  of  these financial statements.

                         COTELLIGENT GROUP, INC.

                    PRO FORMA STATEMENT OF OPERATIONS

                    FOR THE YEAR ENDED  MARCH 31,  1996
            (In Thousands, Except Share and Per Share Amounts)
                               (Unaudited)

                                                                             Founding
                                                         Pittsburgh          Companies
                                     Cotelligent          Business        April 1, 1995-        Pro Forma
                                     Group, Inc.        Consultants        Feb 19, 1996        Adjustments          Pro Forma
                                    ---------------    ---------------    ----------------    ---------------     ---------------
Revenues.......................       $    33,105        $    19,681        $     55,745        $     (2,430)  (f)  $    106,101
 Cost of services...............                                                                      (1,631)  (f)
 ...............................            23,620             13,607              42,361                (298)  (b)       77,659
                                    ---------------    ---------------    ----------------    ---------------     ---------------
      Gross margin.............             9,485              6,074              13,384                (501)            28,442
Selling, general and                                                                                    (565) (f)
  administrative expenses......             8,106              4,856              10,374              (1,561) (d)        21,120
                                    ---------------    ---------------    ----------------    ---------------     ---------------
Operating income...............             1,379              1,218               3,010               1,625              7,322
Other expense (income):
   Interest expense (income),                                                                            (16) (f)
     net.......................               129                 97                 421                (202) (e)           429
   Other (income)..............               (41)              (305)                (36)                339  (f)           (43)
                                    ---------------    ---------------    ----------------    ---------------     ---------------
      Total other expense
        (income)...............                88               (208)                385                 121                386
                                    ---------------    ---------------    ----------------    ---------------     ---------------
Income before income taxes.....             1,291              1,426               2,625               1,504              6,846
Provision for income taxes.....               199                -                 1,952                 587  (h)         2,774
                                    ---------------    ---------------    ----------------    ---------------     ---------------
Net income.....................      $      1,092        $     1,426          $      673          $      917       $      4,108
                                     ===============    ===============     ================    ===============     ===============
Earnings per share.............                                                                                            $.54
                                                                                                                    ===============
Weighted average shares
  outstanding..................                                                                               (i)     7,540,273
                                                                                                                  ===============


















        The  accompanying  notes  are  an  integral  part  of  these financial statements.

                             COTELLIGENT GROUP, INC.

                        PRO FORMA STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED  SEPTEMBER 30, 1995
              (In Thousands, Except Share and Per Share Amounts)
                                  (Unaudited)

                                                                             Founding
                                                         Pittsburgh          Companies
                                     Cotelligent          Business        April 1, 1995-        Pro Forma
                                     Group, Inc.        Consultants        Feb 19, 1996        Adjustments           Pro Forma
                                    ---------------    ---------------    ----------------    ---------------     ---------------
Revenues.......................       $   11,769         $    10,584        $    30,636         $   (1,267)   (f)   $     51,722
Cost of services...............                                                                       (944)   (f)
 ...............................            8,224               7,408              23,610              (192)   (b)         38,106
                                    ---------------    ---------------    ----------------    ---------------     ---------------
Gross margin...................            3,545               3,176               7,026              (131)               13,616
Selling, general and                                                                                  (330)   (f)
  administrative expense.......            3,017               2,536               5,404              (432)   (d)         10,195
                                    ---------------    ---------------    ----------------    ---------------     ---------------
Operating income...............              528                 640               1,622               631                 3,421
Other expense (income):
   Interest expense (income),                                                                           (9)   (f)
     net.......................               70                  53                 246              (117)   (e)            243
   Other (income)..............              (15)               (325)                (37)              339    (f)            (38)
                                    ---------------    ---------------    ----------------    ---------------     ---------------
     Total other expense
       (income)................               55                (272)                209               213                   205
                                    ---------------    ---------------    ----------------    ---------------     ---------------
Income before income taxes.....              473                 912               1,413               418                 3,216
Provision for income taxes.....               47                   0               1,509              (270)   (h)          1,286
                                    ---------------    ---------------    ----------------     ---------------     ---------------
Net income (loss)..............      $       426            $    912        $       (96)         $     688          $      1,930
                                    ===============    ===============    ================     ===============     ===============
Earnings per share.............                                                                                             $.26
                                                                                                                   ===============
Weighted average shares
  outstanding..................                                                                               (i)      7,303,824
                                                                                                                   ===============


















    The  accompanying  notes  are  an  integral  part  of  these financial statements.

                         COTELLIGENT GROUP, INC.

                    PRO FORMA STATEMENT OF OPERATIONS

               FOR THE SIX MONTHS ENDED  SEPTEMBER 30, 1996
            (In Thousands, Except Share and Per Share Amounts)
                                (Unaudited)

                                                            Pittsburgh
                                          Cotelligent        Business           Pro Forma
                                          Group, Inc.       Consultants        Adjustments           Pro Forma
                                         --------------    ---------------    ---------------      --------------
Revenues............................       $   53,195        $   10,014         $      -             $   63,209
Cost of services....................           38,340             6,609                -                 44,949
                                         --------------    ---------------    ---------------      --------------
     Gross margin...................           14,855             3,405                                  18,260
Non-recurring transaction costs.....              788               -                 (788)     (c)         -
Selling, general and administrative
  expenses..........................           11,477             2,702               (583)     (d)      13,596
                                         --------------    ---------------    ---------------      --------------
Operating income....................            2,590               703              1,371                4,664
Other expense (income):
   Interest expense (income), net...              (86)               37                (14)     (e)         (63)
   Other (income)...................              (32)              (21)               -                    (53)
                                         --------------    ---------------    ---------------      --------------
     Total other expense (income)...             (118)               16                (14)                (116)
                                         --------------    ---------------    ---------------      --------------
Income before income taxes..........            2,708               687              1,385                4,780
Provision for income taxes..........            1,855               -                  (39)     (h)       1,816
                                         --------------    ---------------    ---------------      --------------
Net income (loss)...................       $      853        $      687         $    1,424            $   2,964
                                         ==============    ===============    ===============      ==============
Earnings per share..................                                                                       $.32
                                                                                                   ==============
Weighted average shares
  outstanding.......................                                                            (i)   9,361,937
                                                                                                   ==============





















         The  accompanying  notes  are  an  integral  part  of  these financial statements.

                         COTELLIGENT GROUP, INC.

           NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                              (In Thousands)
                                (Unaudited)


Note 1 - Unaudited Pro Forma Balance Sheet Adjustments

(a) Reclassification of components of stockholders' equity of Pittsburgh Business Consultants, Inc. so as to appropriately reflect the components of stockholders' equity of Cotelligent Group, Inc. subsequent to the acquisition.

Note 2 - Unaudited Pro Forma Adjustments

Pro forma data reflects adjustments for the following:

(b) Reduction in compensation to former owners and employees as a result of the renegotiation of executive compensation arrangements and the termination of contributions to employee benefit plans made in conjunction with the acquisition of the Founding Companies;

(c) The exclusion of non recurring transaction costs related to the acquisitions of ESP, ISI and JTI;

(d) Reduction in compensation to former owners and employees of the Founding Companies, PBC and the Pooled Companies as a result of the renegotiation of executive compensation arrangements ($2,147 for the year ended March 31, 1996, $870 for the six months ended September 30, 1995 and $553 for the six months ended September 30, 1996), termination of contributions to employee benefit plans ($117 for the year ended March 31, 1996, and $62 for the six months ended September 30, 1995 and $30 for the six months ended September 30, 1996), offset by increased expenses for corporate operating activities ($703 for the year ended March 31, 1996, and $500 for the six months ended September 30, 1995);

(e) Reduction in interest expense as a result of termination of an employee stock ownership plan ($147 for the year ended March 31, 1996, and $87 for the six months ended September 30, 1995) and the payoff of debt to a former stockholder of ESP ($55 for the year ended March 31, 1996, $30 for the six months ended September 30, 1995 and $14 for the six months ended September 30, 1996);

(f) Adjustments to eliminate the results of operations of Pittsburgh Business Consultants, Inc.'s MCS consulting division which was discontinued as of December 31, 1996.

(g) Reduction in compensation to former owners of Pittsburgh Business Consultants, Inc. ("PBC") as a result of the renegotiation of executive compensation arrangements, and termination of contributions to PBC employee benefit plans.

(h) Income taxes as if the entities were combined and subject to the effective federal and state statutory rates throughout the periods presented (40% for the years ended March 31, 1996, 1995 and 1994 and the six months ended September 30, 1995, and 38% for the six months ended September 30, 1996);

(i) Pro forma weighted average shares outstanding used to determine pro forma earnings per share were calculated based on the following: (i) shares issued by Cotelligent prior to the Offering, shares issued to the stockholders of the Founding Companies in connection with the Acquisitions and shares sold in the Offering to pay the cash portion of the consideration of the Founding Companies were considered outstanding for the entire period, (ii) additional shares sold to the public in the Offering,
     (iii) shares issued to acquire the Pooled Companies, (iv) shares issued to acquire PBC and (v) dilution attributable to options to purchase common stock in applying the treasury method.

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
  and Stockholders of
  Pittsburgh Business Consultants, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Pittsburgh Business Consultants, Inc. (the Company) at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 1, on November 27, 1996, Pittsburgh Business Consultants, Inc. entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group, Inc.





Price Waterhouse LLP
Minneapolis, Minnesota
December 13, 1996

                   PITTSBURGH BUSINESS CONSULTANTS, INC.

                              BALANCE SHEET
                    (In Thousands Except Share Amounts)

                                                                                             (Unaudited)
                                                                         December 31,        September 31,
                                                                            1995                1996
                                                                         -----------        -------------
                      ASSETS
Current assets:
   Cash and cash equivalents.............................................$      16           $     24
   Accounts receivable, less allowance for doubtful accounts of
     $90 at December 31, 1995 and $115 at September 30, 1996..............    3,179              3,532
   Current maturities of notes receivable.................................       63                 47
   Prepaid expenses and other current assets..............................       84                 82
                                                                          -----------          ---------
        Total current assets..............................................    3,342              3,685

Notes receivable, less current maturities.................................       12                  -
Property and equipment....................................................      307                296
                                                                          -----------          ---------
        Total assets......................................................$   3,661            $  3,981
                                                                          ===========          =========

       Liabilities and Stockholders' Equity

Current liabilities:
   Bank line of credit....................................................$       745          $  1,204
   Notes payable - affiliates.............................................          -               165
   Accounts payable.......................................................        384               289
   Accrued payroll, related taxes and withholdings........................      1,274             1,393

   Other accrued liabilities..............................................        144               210
                                                                           -----------         ---------
     Total current liabilities............................................      2,547             3,261

Stockholders' equity:
   Common stock - shares authorized:  100,000, $1.00
     par value, issued and outstanding 10,150 shares
     (including 2,422 shares held in treasury)............................         10                10
   Additional paid-in capital.............................................          9               146
   Retained earnings......................................................      1,466               935
   Treasury stock, at cost................................................       (371)             (371)
                                                                           -----------         ---------
        Total stockholders' equity........................................      1,114               720
                                                                           -----------         ---------
        Total liabilities and stockholders' equity........................ $    3,661          $  3,981
                                                                           ===========         ==========






         The  accompanying  notes  are  an  integral  part  of  these financial statements.

                    PITTSBURGH BUSINESS CONSULTANTS, INC.

                             STATEMENT OF OPERATIONS
                                  (In Thousands)

                                                                                        (Unaudited)
                                                            For the                       For the
                                                           Year Ended                Nine Months Ended
                                                          December 31,                 September 30,
                                                                             ----------------------------------
                                                              1995              1995                 1996
                                                        -----------------    -----------        ---------------
Revenues...........................................      $     19,681         $  14,972          $   14,448
Cost of services...................................            13,607            10,404               9,658
                                                        -----------------    --------------     ---------------
        Gross margin...............................             6,074             4,568               4,790
Selling, general and administrative expenses.......             4,856             3,614               4,115
                                                        -----------------    --------------     ---------------
         Operating income..........................             1,218               954                 675
                                                        -----------------    --------------     ---------------
Other income (expense):
  Interest income..................................                 1                 -                  10
  Interest expense.................................              (118)              (99)                (65)
  Gain on sale of assets ..........................               325               325                   -
  Miscellaneous expense............................                 -                 -                  (3)
                                                        -----------------    --------------     ---------------
          Total other income (expense).............               208               226                 (58)
                                                        -----------------    --------------     ---------------
  Net Income.......................................       $     1,426         $   1,180           $     617
                                                        =================    ==============     ===============






















       The  accompanying  notes  are  an  integral  part  of  these financial statements.

                 PITTSBURGH BUSINESS CONSULTANTS, INC.

                   STATEMENT OF STOCKHOLDERS' EQUITY
                  (In Thousands, Except Share Amounts)

                                                                           Additional
                                          Common Stock        Retained      Paid-in       Treasury
                                      Shares       Amount     Earnings       Capital        Stock       Total
                                      ------       ------     --------     ----------     --------     -------
Balance at December 31, 1994....         10         $ 10       $ 1,153        $   9        $ (371)      $  801
Net income......................          -            -         1,426            -            -         1,426
Shareholders' distribution......          -            -        (1,113)           -            -        (1,113)
                                      ------        -----      --------     ---------      --------    --------
Balance at December 31, 1995....         10           10         1,466            9          (371)       1,114
Net income (unaudited)..........          -            -           617            -             -          617
Issuance of stock  under option
   agreements  (unaudited)......          -            -             -          137             -          137
Shareholders' distributions
   (unaudited)..................          -           -         (1,148)           -             -       (1,148)
                                      -------       -----       --------     ---------      --------    --------
Balance at September 30, 1996
  (unaudited).....................       10         $  10        $ 935        $ 146         $ (371)      $ 720
                                      =======       ======       ======       ========      =========    =======



















       The  accompanying  notes  are  an  integral  part  of  these financial statements.

                    PITTSBURGH BUSINESS CONSULTANTS, INC.

                             STATEMENT OF CASH FLOWS
                                  (In Thousands)

                                                                                                    (Unaudited)
                                                                For the                              For the
                                                               Year Ended                        Nine Months Ended
                                                               December 31,                         September 30,
                                                                                      -------------------------------------------
                                                                    1995                       1995                    1996
                                                           ----------------------     ----------------------     ----------------
Cash flows from operating activities:
   Net In$ome............................................    $         1,426            $          1,180           $        617
   Adjustments to reconcile net income to net
    cash provided by (used in) operating activities:
     Compensation expense on stock Options..............                   -                           -                     137
     Provision for allowance for doubtful accounts......                  90                           -                      25
     Depreciation.......................................                 155                         115                      82
     Gain on disposal of property and equipment.........                (325)                       (325)                    (25)
     Loss on marketable securities......................                   -                           -                      36
     Changes in current assets and liabilities:
      (Increase) decrease in accounts receivable.........                 31                         300                    (378)
      (Increase) decrease in prepaid  expenses and
         other current assets............................                 35                          (4)                      2
      Increase (decrease) in accounts payable and
         accrued liabilities.............................               (216)                       (407)                     60
      Other changes......................................                  -                           -                      47
                                                            -------------------        -------------------         ---------------
       Net cash provided by (used in)operating activities               1,196                       859                      603
                                                            -------------------        -------------------         ---------------

Cash flows from investing activities:
  Purchases of property and equipment....................                 (80)                      (59)                     (147)
  Proceeds on the sale of assets.........................                 392                       394                       100
  Purchases of marketable securities.....................                   -                         -                       (52)
  Loans to Employess.....................................                 (25)                        -                         -
  Payments on notes receivable...........................                   7                         -                        28
                                                            -------------------        -------------------         ----------------
       Net cash provided by (used in)investing activities                  294                      335                       (71)
                                                            -------------------        -------------------         ----------------

Cash Flows from financing activities:
  Dividends to stockholders..............................              (1,113)                    (1,038)                  (1,148)
  Net borrowings (repayments) on bank line of credit.....                (391)                      (174)                     459
  Net borrowings from related parties....................                   -                          -                      165
                                                              -------------------        -------------------        ----------------
      Net cash provided by (used) in financing activities              (1,504)                    (1,212)                    (524)
                                                             -------------------        -------------------        ----------------

Net increase (decrease)in cash............................                (14)                       (18)                       8
Cash at beginning of period...............................                 30                         30                       16
                                                             -------------------        -----------------          ----------------
Cash at end of period....................................      $           16            $            12            $          24
                                                             ===================        =================          ================

Supplemental disclosure of cash flow information:
  Interest paid..........................................      $          118            $             97           $          55
Noncash transactions investing activities:
 Conversion of trade accounts receivable to note receivable    $           53            $              -           $           -



 The accompanying notes are an integral part of these financial statements

                PITTSBURGH BUSINESS CONSULTANTS, INC.

                    NOTES TO FINANCIAL STATEMENTS
                             (In Thousands)

Note 1 - Business Organization

         Pittsburgh Business Consultants, Inc. (the Company), provides data processing services which include contract programming, systems analysis and design, software support and development, technical writing and training and project management. The majority of revenues are to customers in Pennsylvania, Iowa and Colorado. In addition to its headquarters in Pittsburgh, Pennsylvania, the Company also has offices located in California, Colorado, Iowa and Ohio.

         On November 27, 1996, the Company entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group Inc. (Cotelligent) whereby the Company exchanged all of its outstanding common stock for common stock of Cotelligent. The transaction will be accounted for under the pooling-of-interests method of accounting.


Note 2 - Summary of Significant Accounting Policies

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         Cash and cash equivalents include all cash balances and highly liquid investments purchased with an initial maturity of three months of less.

         Property and Equipment

         Property and equipment are stated at cost, and depreciation is provided over the estimated useful lives of the respective assets (three to seven years) using straight-line or accelerated methods.

         Concentration of Credit Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and, accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

         Revenue Recognition

         Revenue is recognized as services are performed.

              PITTSBURGH BUSINESS CONSULTANTS, INC.

                  NOTES TO FINANCIAL STATEMENTS
                           (In Thousands)


         Fair Value of Financial Instruments

         The fair value of debt is considered to approximate carrying value as the interest rates approximates those currently available.

         Income Taxes

         The Company is treated as an S Corporation for federal and state income tax purposes pursuant to regulations of the Internal Revenue Service and the Pennsylvania Department of Revenue. Under these regulations, the net income of the Company is treated as taxable income to the stockholders; accordingly, the accompanying statements of operations do not reflect any provision for income taxes.

         Earnings Per Share

         Historical earnings per share has not been presented because it is not considered to be meaningful as a result of the merger with Cotelligent as discussed in Note 1.

         Unaudited Interim Financial Statements

         In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of September 30, 1996 and the results of operations and cash flows for the nine months ended September 30, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.


Note 3 - Notes Receivable

Notes receivable are comprised of the following at December 31, 1995;

Demand note receivable from employee, secured by mortgage on real estate
  owned  by  the   borrower,   interest   at   9.75%,   due  on   December   31, 1996.............................$  25
Unsecured  note  receivable, payable in monthly installments of $4 including interest
  at 9.75% through July 1996......................................................................................    3
Unsecured note receivable, payable in monthly installments of $3 including
  interest at 7.12% through April 1997............................................................................   47
                                                                                                                  ------
                                                                                                                     75
Less - Current maturities.........................................................................................   63
                                                                                                                  ------
Long-term portion.................................................................................................$   12
                                                                                                                  ======

                                       PITTSBURGH BUSINESS CONSULTANTS, INC.

                                           NOTES TO FINANCIAL STATEMENTS
                                                  (In Thousands)

Note 4 - Line of Credit

          The Company has a loan agreement with a bank (the Loan Agreement) which provides for a revolving line of credit with a borrowing limit equal to the lesser of 80 percent of eligible accounts receivable or $1,900.
Outstanding borrowings are payable on demand and bear interest at the bank's prime rate plus 1 3/4 percent (9.5 percent at December 31, 1995). The Loan Agreement is renewable annually and is secured by accounts receivable and equipment of the Company and the personal guarantees of the majority stockholder and his spouse.

         The Loan Agreement contains various covenants, among other things, which limit (i) any additional indebtedness, liens or security interests in the Company's assets except to the lender; (ii) advances or loans to others and advances to any officer in excess of $25; (iii) distributions to stockholders;
(iv) guarantees for the indebtedness of others; and, (v) transfer of assets or conducting business with any affiliate.

         The Loan Agreement also requires the maintenance of certain financial ratios for the Company including (i) minimum working capital of not less than $650, (ii) tangible net worth of not less than $1,000; and (iii) debt to tangible net worth of 3.0 to 1 or less. If these financial ratios are satisfied, and debt to tangible net worth is 2.0 to 1 or less, the Loan Agreement provides for a reduction in the interest rate to the bank's prime rate plus 1/2 percent.

         As of December 31, 1995, the Company was not in compliance with the covenant relating to distributions to stockholders for which a waiver was obtained from the lending bank.

         The outstanding balance of this line of credit was paid in December of 1996 in conjunction with the merger with Cotelligent.

Note 5 - Property and Equipment

Property and equipment consisted of the following at December 31, 1995:

                                                                                               December 31,
                                                                                                   1995
                                                                                               -------------
Furniture and office equipment.................................................................  $     884
Vehicles.......................................................................................         52
                                                                                                ------------
                                                                                                       936
Less - Accumulated depreciation.................................................................       629
                                                                                                ------------
                                                                                                 $     307
                                                                                                ============

Depreciation expense for the year ended December 31, 1995 was $155.

                   PITTSBURGH BUSINESS CONSULTANTS

                     NOTES TO FINANCIAL STATEMENTS
                            (In Thousands)

Note 6 - Lease Commitments

         The Company's general offices are leased under terms of an operating lease agreement (the Lease Agreement) which expires January 1999. The Lease Agreement requires the Company to pay for its proportionate share of increases in defined operating expenses in excess of 1993 levels; however, such additional payment shall not exceed 4% of the required annual minimum rental. The Company may terminate the lease Agreement by giving written notice 90 days prior to the commencement of either of the last two years of its term and payment of a maximum cancellation fee ranging from $38 to $19.

         The Company also rents office space in various other locations under terms of operating lease agreements which have remaining terms of forty-nine months or less.

          The Company also leases two vehicles and certain equipment under non-cancelable operating lease agreements. The Company's majority stockholder and his spouse have personally guaranteed payment of one vehicle lease.

Future minimum lease payments for the Company's operating leases are as follows:

                                                     Equipment
Years Ending                                            and              Office
December 31,                                         Vehicles             Space               Total
                                                   --------------    ----------------   ------------------
1996............................................     $      50         $      256          $      306
1997............................................            42                418                 460
1998............................................            22                402                 424
                                                   ==============    ================   ==================
                                                     $     114         $    1,076               1,190
                                                   ==============    ================   ==================

Total lease expense recorded by the Company was $400 for the year ended December 31, 1995.

Note 7 - Profit-Sharing Plan

         The Company maintains a profit-sharing plan (the Plan) covering substantially all employees. The Plan permits employees to make contributions and provides for the Company to make matching contributions at the discretion of the board of directors, based on established percentages of up to 6 percent of compensation. For the year ended December 31, 1995, the Company's board of directors authorized matching contributions of $55, which is presented as a current liability in the accompanying balance sheet.


Note 8 - Related Parties

          In January 1996, the Company entered into an agreement with Manutech, Services, Inc. an affiliated entity, which provides for the Company to borrow from or lend to the affiliate up to $500 at a rate of 9.25%. As of September 30, 1996 the Company had $165 of outstanding borrowings under this agreement.

          The Company also provides accounting and administrative services for Manutech Services, Inc. The Company charges $2 per month for these services, which is deemed to be the cost of providing these services.

Note 9 - Significant Clients

          During 1995, one client accounted for approximately 49% of revenues.

                     PITTSBURGH BUSINESS CONSULTANTS

                       NOTES TO FINANCIAL STATEMENTS
                                (In Thousands)


Note 10 - Disposition of MCS Practice

          The Company ceased the operations of its MCS consulting division in two transactions as described below.

          Under the terms of a purchase and sale agreement (the Agreement), dated June 9, 1995 the Company sold, to an unrelated third party, certain furniture and equipment with a net book value of $49, seven employment contracts with professional consulting staff, the right to enter into contracts with certain customers in the health care industry that were in process, the trade name of its MCS division, and related goodwill for an adjusted cash sales price of $388. The sale resulted in a gain of $339 which is included in the statement of operations. The Agreement also provides, among other things, that the Company cannot own or have an equity interest in any data center which processes transactions for the health care industry, and competes with the purchaser for a period of 5 years.

          Additionally, pursuant to the terms of a sales agreement (the Sales Agreement) effective January 1, 1996, the Company sold its right, title and interest to a consulting contract with a customer, to Manutech Services, Inc. (Manutech), an entity incorporated on February 12, 1996, and owned by the stockholders of the Company and the three children of its majority stockholder who are presently employed by the Company. The Company received a promissory note in the amount of $25 to be paid in monthly installments of $2 including interest at 6.4 percent through March 1, 1997.

          Additionally, the Company sold, at net book value, furniture and equipment to Manutech for a $73 promissory note to be paid in monthly installments of $6 including interest at 9.25% through March 1, 1997.

          During the year ended December 31, 1995, contract income, from the customer associated with the contract sold to Manutech accounted for 7% of the Company's sales.

          The Sales Agreement and the agreements referred to in the preceding paragraph violated the covenant in the Company's Loan Agreement with respect to the transfer of assets or conducting business with any affiliate. A waiver was obtained from the lending bank for this violation.

Note 11 - Stock Options

           On January 8, 1996, the Company's President and 98% Shareholder granted to two employees stock options to purchase 3.0% of the outstanding stock of the Company directly from the Shareholder, at an exercise price equal to the net asset value per share of the Company at December 31, 1995.

           Compensation expense of $137 was recorded based on the difference between the exercise price and the fair market value of the stock on the grant date.

        These options were exercised on November 26, 1996.

                                                    SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                COTELLIGENT GROUP, INC.

February 10, 1997                               /s/ CURTIS J. PARKER
-----------------                               -------------------------
Date                                            Curtis J. Parker
                                                Vice President
                                                 and Chief Accounting Officer